UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

Nektar Therapeutics

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, CA 94070

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events and Regulation FD Disclosure.

On April 1, 2004, Nektar Therapeutics issued a press release entitled “Nektar Therapeutics Announces Details of Redemption of 6 3/4% Convertible Subordinated Debentures due October 2006.”  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Number	Description
99.1	Press Release, dated April 1, 2004, entitled “Nektar Therapeutics Announces Details of Redemption of 6 3/4% Convertible Subordinated Debentures due October 2006”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Dated: April 1, 2004	By:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and Director

Exhibit Index

Number	Description
99.1	Press Release, dated April 1, 2004, entitled “Nektar Therapeutics Announces Details of Redemption of 6 3/4% Convertible Subordinated Debentures due October 2006”